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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           June 27, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania		19063

(Address of principal executive offices)		(Zip Code)

(610) 480-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On June 27, 2005, InfraSource Services, Inc. (the “Company”) entered into a Management Agreement (the “Lofton Agreement”) with Deborah C. Lofton. Ms. Lofton will serve as Senior Vice President, General Counsel and Secretary. Ms. Lofton will be paid a base salary of $225,000 and is eligible to participate in the Company’s Annual Incentive Compensation Program. Ms. Lofton also was granted 42,000 option shares in accordance with the Company’s Long Term Incentive Plan and received a $10,000 sign-on bonus upon commencement of her duties. In the event Ms. Lofton is terminated by the Company, other than due to death or disability or for cause, Ms. Lofton shall receive cash severance payments in the amount of her base salary at the time of the termination for twelve months, and eighteen months if during a change of control period.

     The Lofton Agreement also contains a non-competition provision that lasts for the period equal to the period for the cash severance payments.

     Also on June 27, 2005, the Company entered into a Management Agreement (the “MacFarland Agreement”) with Walter G. MacFarland. Mr. MacFarland will serve as Executive Vice President, Electric. Mr. MacFarland will be paid a base salary of $238,500 and is eligible to participate in the Company’s Annual Incentive Compensation Program. Mr. MacFarland also was granted 50,000 option shares in accordance with the Company’s Long Term Incentive Plan. In the event Mr. MacFarland is terminated by the Company, other than due to death or disability or for cause, Mr. MacFarland shall receive cash severance payments in the amount of his base salary at the time of the termination for twenty-four months.

     The MacFarland Agreement also contains a non-competition provision that lasts for twenty-four months.

     The Lofton Agreement and the MacFarland Agreement will be attached as exhibits to the Company’s upcoming 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As described above Walter G. MacFarland was hired on June 27, 2005 and will serve as the Company’s Executive Vice President, Electric.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

          99 Press Release by InfraSource Services, Inc., dated July 1, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	/s/ Terence R. Montgomery
Date: July 1, 2005		Name:	Terence R. Montgomery
		Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary